Exhibit 2.1

Execution Copy

Ship Finance International Limited

$580,000,000 8 1/2% Senior Notes due 2013

PURCHASE AGREEMENT

December 11, 2003

JEFFERIES & COMPANY, INC.

CITIGROUP GLOBAL MARKETS INC.

c/o Jefferies & Company, Inc.

909 Fannin Street, Suite 3100

Houston, Texas 77010

Ladies and Gentlemen:

Ship Finance International Limited, a Bermuda exempted company (the “Company”) and Frontline Ltd., a Bermuda exempted company and parent company of the Company (“Frontline”) hereby confirm their agreement with you, as set forth below.

1.                                       Issuance of the Securities.  Subject to the terms and conditions herein contained, the Company shall issue and sell to Jefferies & Company, Inc. and Citigroup Global Markets Inc. (the “Initial Purchasers”) an aggregate of $ 580,000,000 principal amount of its 8½% Senior Notes due 2013 (the “Notes”).  The Notes are to be issued under an indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 3 below) by and among the Company and Wilmington Trust Company, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth in the final offering circular, dated the date hereof (the “Final Offering Circular”).  The Company has prepared a preliminary offering circular, dated November 30, 2003, as supplemented on December 5, 2003 (as so supplemented, the “Preliminary Offering Circular”), and the Final Offering Circular relating to the offer and sale of the Notes (the “Offering”).  “Offering Circular” means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto.

2.                                       Terms of Offering.  The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”)

some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom the Initial Purchasers (i) reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believe (based upon written representations made by such persons to the Initial Purchasers) to be institutional “accredited investors” (“Accredited Investors”) as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or (iii) reasonably believe to be non-U.S. persons in reliance upon Regulation S under the Act.

Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date, as such term is defined below. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”) (a) a registration statement under the Act relating to Notes (the “Exchange Notes”), which shall be substantially identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement, will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.

This Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Exchange Notes and the Escrow Agreement (as defined below) are referred to herein as the “Offering Documents.”  At or prior to the Escrow Release Date (as defined below), the Company will acquire from Frontline all of the outstanding capital stock or other equity interests of each of the Subsidiaries (as defined below), subject to and pursuant to a fleet purchase agreement, dated as of the date hereof, between the Company and Frontline (the “Fleet Purchase Agreement”).  Pursuant to the Fleet Purchase Agreement and in substantially the forms attached as exhibits thereto, the Charter Ancillary Agreement, Time Charters, Management Agreements, Administrative Services Agreement and Performance Guarantee will be executed by the parties thereto.  Such agreements, together with the Fleet Purchase Agreement, are collectively referred to herein as the “Fleet Purchase Documents.”

3.                                       Purchase, Sale and Delivery.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees to purchase from the Company, severally and not jointly, the principal amount of the Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto, at a purchase price of 97.5% of the aggregate principal amount thereof.  Delivery to the Initial Purchasers of and payment for the Notes shall be made at a closing (the “Notes Closing”) to be held at 9:00 a.m., New York time, on December 18, 2003 at the New York offices of Seward & Kissel LLP or at such other time, date or place as shall be agreed upon by the Initial Purchasers, the Company and Frontline (the “Closing Date”).

The Company shall deliver to the Initial Purchasers one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to the escrow account maintained by Wilmington Trust Company, as escrow agent (“Escrow Agent”) under the Escrow Agreement among the Escrow Agent, the Initial Purchasers, Frontline and the other parties thereto (the “Escrow Agreement”), for distribution, as the case may be, to the Company on the Escrow Release Date (as defined below), or to the Trustee in connection with the Special Mandatory Redemption, as defined in the Offering Circular, all in accordance with the Escrow Agreement.  The certificates representing the Notes in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Seward & Kissel LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 5:00 p.m. New York time on the business day immediately preceding the Closing Date.  Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, on behalf of Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of its nominee, which is expected to be Cede & Co.

4.                                       Representations and Warranties.  The Company, and Frontline, jointly and severally, represent and warrant to and agree with the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a)                                  The Preliminary Offering Circular did not, and on the date of this Agreement and on the Closing Date, the Final Offering Circular does not and will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Offering Circular or any amendment or supplement thereto.  No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by this Agreement or each of the other Offering Documents is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction.  Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates contained, and the Final Offering Circular, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of Rule 144A(d)(4) under the Act.

(b)                                 Frontline owns, directly or indirectly, all of any class of equity securities or interests in each corporation, partnership, or other entity listed on Schedule 3.5 to the Fleet Purchase Agreement (the “Subsidiaries,” together with Frontline, Frontline Shipping Limited, a Bermuda exempted company and wholly owned subsidiary of Frontline (the “Charterer”) and Frontline Management (Bermuda) Ltd., a Bermuda exempted company and wholly owned subsidiary of Frontline (“Frontline Management”), the “Frontline Parties”).  As of the date (the

“Escrow Release Date”) of the Escrow Release (as defined in the Escrow Agreement), each of the Subsidiaries will be owned, directly or indirectly, by the Company.

(c)                                  Each of the Company and the Frontline Parties (i) has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign entity, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.  For purposes herein, the term “Material Adverse Effect” shall mean (a) with respect to the Frontline Parties, a material adverse effect on (A) the business, prospects, results of operations or financial condition of Frontline and its subsidiaries, taken as a whole, (B) the ability of Frontline to perform its obligations in all material respects under any Offering Document or (C) the validity of any of the Offering Documents or the consummation of any of the transactions contemplated therein and (b) with respect to the Company, a material adverse effect on (A) the business, prospects, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Offering Document or (C) the validity of any of the Offering Documents or the consummation of any of the transactions contemplated therein.

(d)                                 All of the outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries, Frontline Management and the Charterer, have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. As of the Escrow Release Date, all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary that has been conveyed to the Company pursuant to the Fleet Purchase Agreement will be owned by the Company, directly or indirectly through one or more other subsidiaries of the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”) other than Permitted Liens (as defined in the Indenture).  Except as set forth in the Final Offering Circular, there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements, contracts, arrangements or other obligations of the Company or the Subsidiaries to issue or (iii) other rights to convert any obligation into, or exchange any securities for, in the case of each of clauses (i) through (iii), shares of capital stock of or other equity interests in the Company or the Subsidiaries.  The Company does not own, directly or indirectly, any shares of capital stock or any other equity securities or has any equity interest in any firm, partnership, joint venture or other entity.

(e)                                  No holder of securities of the Company, Frontline or any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Subsidiaries with respect to the Notes pursuant to the Registration Rights Agreement.

(f)                                    The Company and each of the Frontline Parties have all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the other Offering Documents and the Fleet Purchase Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and to issue and deliver, as applicable, the Guarantees as contemplated hereby and thereby.

(g)                                 This Agreement has been duly and validly authorized, executed and delivered by each of the Company and Frontline.

(h)                                 The Indenture has been duly and validly authorized by the Company.  The Indenture, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.  The Indenture conforms in all material respects to the description thereof in the Offering Circular.

(i)                                     The Registration Rights Agreement has been duly and validly authorized by the Company.  The Registration Rights Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Circular.

(j)                                     The Notes, when issued, will be in the form contemplated by the Indenture.  The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Notes have been duly and validly authorized by the Company and, when authenticated, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.  The Notes conform in all material respects to the description thereof in the Offering Circular.

(k)                                  The Exchange Notes have been duly and validly authorized by the Company and, when authenticated and delivered in accordance with the terms of the Registration Rights Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.  The Exchange Notes, when executed, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Circular.

(l)                                     The Guarantees and the related supplements to the Indenture will, as of the Escrow Release Date, have been duly and validly authorized by each of the Subsidiaries and, when executed by each Subsidiary, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of such Subsidiary, entitled to the benefits of the Indenture, and the Registration Rights Agreement, and enforceable against such Subsidiary in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.  The Guarantees conform in all material respects to the description thereof in the Offering Circular.

(m)                               The Escrow Agreement has been duly and validly authorized by the Company and Frontline.  The Escrow Agreement, when executed and delivered by each of the Company and Frontline, will constitute a legal, valid and binding obligation of each of the Company and Frontline, enforceable against each of the Company and Frontline in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Escrow Agreement conforms in all material respects to the description thereof in the Offering Circular.

(n)                                 The Fleet Purchase Agreement has been duly and validly authorized by each of the Company and Frontline, has been executed and delivered by each of the Company and Frontline, and constitutes a legal, valid and binding obligation of each of the Company and Frontline, enforceable against each of the Company and Frontline in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Fleet Purchase Agreement conforms in all material respects to the description thereof in the Offering Circular.

(o)                                 Neither the Company nor any of the Frontline Parties is in violation of its charter or bye-laws or similar organizational document (the “Charter Documents”).  Neither the

Company nor any of the Frontline Parties is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign, having jurisdiction over the Company or any of the Frontline Parties or any of their respective assets, properties or operations, except for such violations that could not result in a Material Adverse Effect (each, a “Governmental Authority”), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than as disclosed in the Final Offering Circular and except for breaches and defaults that could not result in a Material Adverse Effect.  There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness that in (a), (b) or (c) above could result in a Material Adverse Effect.

(p)                                 Neither the execution, delivery or performance by the Company or any of the Frontline Parties of the Offering Documents, to which it is a party, nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Company or any of the Frontline Parties, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, except for conflicts, violations, breaches, defaults, consent requirements, Lien impositions or the acceleration of indebtedness that could not result in a Material Adverse Effect.  Immediately after consummation of the Offering and the transactions contemplated in the Offering Documents, no Default or Event of Default (each, as defined in the Indenture) will exist.

(q)                                 Neither the execution, delivery or performance by the Company or any of the Frontline Parties of the Fleet Purchase Documents, to which it is a party, nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained or that will be obtained prior to the Escrow Release Date as set forth in the Fleet Purchase Agreement) under, result in the imposition of a Lien on any assets of the Company or any of the Frontline Parties, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, except for conflicts, violations, breaches, defaults, consent requirements, Lien impositions or the acceleration of indebtedness that could not result in a Material Adverse Effect.  Immediately after consummation of the Offering and the transactions contemplated in the Fleet Purchase Documents, no Default or Event of Default (each, as defined in the Indenture) will exist.

(r)                                    No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company or any of the Subsidiaries of the Notes or the Guarantees, respectively, to the Initial Purchasers or the consummation by the

Company and the Frontline Parties of the other transactions contemplated in the Offering Documents or the Fleet Purchase Documents, except such as have been obtained, such as have been listed on a schedule to the Fleet Purchase Agreement and  such as have been or will be obtained under the Act and Trust Indenture Act and such as may be required under foreign securities laws or state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers.

(s)                                  Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company or Frontline, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Offering Documents or Fleet Purchase Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Offering Circular (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect.  Each of the Company and the Subsidiaries has fulfilled and performed all of all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or material impairment would not, individually or in the aggregate, have a Material Adverse Effect.   Neither the Company nor any of the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 Each of the Company and the Subsidiaries has good and marketable title to all vessels and other personal property owned by it and good and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens (as defined in the Indenture).  All Applicable Agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or the Subsidiaries, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 All Tax returns required to be filed (taking into account all applicable extensions) by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects.  All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”).  To the knowledge of the Company and Frontline, after reasonable inquiry, there are no proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(w)                               Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens (as defined in the Indenture).  To the knowledge of the Company or Frontline, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect).  To the knowledge of the Company or Frontline, the use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(x)                                   Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)                                 The accountants, PricewaterhouseCoopers DA (Norway) and PricewaterhouseCoopers (Bermuda), who have audited the financial statements included or incorporated in the Offering Circular are independent auditors.  The predecessor combined carve-out financial statements of the Company present fairly in all material respects the consolidated financial position, results of operations and changes in shareholders’ investment and cash flows of the Company, at the respective dates or for the periods indicated.  Such predecessor combined carve-out financial statements have been prepared in accordance with United States generally accepted accounting principles and on the basis of preparation in note 1.  The other financial and statistical information and data included or incorporated by reference in the Offering Circular, historical and pro forma, fairly present in all material respects the information they purport to present, have been prepared in all material respects in accordance with the SEC’s rules and guidelines, have been properly compiled on a basis consistent with the predecessor combined carve-out financial statements included in the Offering Circular and the books and records of the Company and the Subsidiaries and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.  No projection or forward looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Offering Circular has been made without a reasonable basis or has been disclosed other than in good faith.  All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(z)                                   Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular, (i) neither the Company nor any of the Subsidiaries has (x) incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company or Frontline, as the case may be, or (y) has entered into any transactions not in the ordinary course of business which are material with respect to the Company and the Subsidiaries considered as one enterprise or Frontline and its subsidiaries considered as one enterprise, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or the Subsidiaries, and (iii) there has not been any Material Adverse Change.  As used herein, the term “Material Adverse Change” shall mean, (a) with respect to the Company, a material adverse change in the business, prospects, results of operations or financial condition of the Company and the Subsidiaries in the aggregate and (b) with respect to Frontline, a material adverse change in the business, prospects, results of operations or financial condition of Frontline and its subsidiaries in the aggregate.

(aa)                            All indebtedness represented by the Notes is being incurred for the purposes set forth in the Final Offering Circular under the heading “Use of Proceeds.”  On the Escrow Release Date, the Company will be solvent.  As used in this paragraph, “solvent” means, with respect to a particular date, that on such date the present fair market value (present fair saleable value) of the assets of the Company and each of the Subsidiaries is not less than the total amount required to pay the probable liabilities of the Company and each of the Subsidiaries on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, the Company and each of the Subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, assuming the sale of the Notes as contemplated by this Agreement and the Final Offering Circular, each of the Company and the Subsidiaries is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, and each of the Company and the Subsidiaries is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which each of the Company and the Subsidiaries is engaged.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(bb)                          Neither the Company nor Frontline has and, to their knowledge, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of the Subsidiaries.

(cc)                            Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons and (ii) the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchasers and in the Exempt Resales.

(dd)                          The Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.  No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.

(ee)                            Neither the Company, Frontline nor any of their respective affiliates or other person acting on their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, Frontline, any of their respective affiliates and any person acting on their behalf have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(ff)                                None of the transactions contemplated in the Offering Documents will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(gg)                          Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Circular, none of them will be an (i) “investment company” or (ii) a company “controlled” by an “investment company” as defined in the Investment Company Act of 1940.

(hh)                          Neither the Company nor Frontline has engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company and Frontline are not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).

(ii)                                  Each of the Company and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended

(jj)                                  Except as described in the Final Offering Circular or as permitted by the Indenture, there will be no encumbrances or restrictions on the ability of any Subsidiary (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary.

(kk)                            Each certificate signed by any officer of the Company, or any Frontline Party, delivered to the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or any such Frontline Party (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

(ll)                                  The Company and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including protection and indemnity insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective businesses as consistent with industry practice.  All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)                      Except as contemplated by the Fleet Purchase Agreement, each of the vessels owned by the Company or one of the Subsidiaries (the “Vessels”) has been duly registered in the name of the entity that owns it under the laws and regulations and the flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in the Vessels as against any charterer or third party.

(nn)                          Neither the Company nor any of the Subsidiaries, nor, to the Company’s or Frontline’s knowledge, any director, officer, agent, shareholder, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity on behalf of the Company or any Subsidiary, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any Subsidiary; or (c) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of the Company or any Subsidiary.

(oo)                          To ensure the legality, validity or enforceability of each of the Offering Documents in Bermuda, it is not necessary that any such Offering Document be submitted to, filed or recorded with any court or other authority in any such jurisdiction, or that any stamp or similar tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(pp)                          At or prior to the Escrow Release Date, the transactions contemplated by the Fleet Purchase Agreement will be consummated, with the result that each Subsidiary will become a wholly owned direct or indirect subsidiary of the Company subject to the terms of the Fleet Purchase Agreement.

5.                                       Covenants of the Company.  Each of the Company and Frontline hereby agree, as applicable:

(a)                                  To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state or foreign securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state or foreign securities commission or other regulatory authority, or (B) the happening of any event during the period referred to in Section 5(d) that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state or foreign securities or Blue Sky laws, and (iii) if at any time any state or foreign securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)                                 To (i) furnish the Initial Purchasers, without charge, as many copies of the Preliminary Offering Circular and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Final Offering Circular that the Initial Purchasers, upon advice of legal counsel, determine may be necessary in connection with Exempt Resales (and the Company hereby consent to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)                                  Not to amend or supplement the Preliminary Offering Circular or the Final Offering Circular prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall have provided their consent thereto (which consent shall not be unreasonably withheld or delayed).

(d)                                 So long as the Initial Purchasers shall hold any of the Notes (as determined by the Initial Purchasers), (i) if any event shall occur as a result of which, in the reasonable judgment of the Company, it becomes necessary or advisable to amend or supplement the Preliminary Offering Circular or the Final Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Circular or the Final Offering Circular to comply with Applicable Law, to notify the Initial Purchasers of any such event and to prepare, at the expense of the Company, an appropriate amendment or supplement to the Preliminary Offering Circular or the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)                                  To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as foreign corporations or as dealers in securities in any jurisdiction in which it is not otherwise so subject.

(f)                                    Whether or not any of the Offering or the transactions contemplated under the Offering Documents are consummated or this Agreement is terminated, to pay (i) all reasonable costs, expenses, fees and taxes (other than federal, state, or local taxes of the Initial Purchasers) incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Offering Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company and Frontline, (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages (“PORTAL”) market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company and Frontline in connection with approval of the Notes by DTC for “book-entry” transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, and (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents.  If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each such case solely by reason of a default by the Initial Purchasers on their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers in cash upon demand for all reasonable fees, disbursements and out-of-pocket expenses.  Except as set forth in the previous sentence or in paragraph (D) above, the Company shall not be responsible for any fees, disbursements or charges of counsel for the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

(g)                                 To use the proceeds of the Offering in all material respects as described in the Final Offering Circular under the caption “Use of Proceeds.”

(h)                                 To do and perform all things required to be done and performed by the Company and Frontline Parties under the Offering Documents prior to and after the Closing Date.

(i)                                     Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company or Frontline will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Notes.

(j)                                     For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k)                                  To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)                                     To use its reasonable best efforts to assist the Initial Purchasers in effecting the inclusion of the Notes in PORTAL.

(m)                               For so long as any of the Notes remain outstanding, the Company will furnish to each Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n)                                 Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any (A) form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act with respect to any offer or sale of the Notes in the United States or (B) directed selling efforts within the meaning of Rule 902 under the Act with respect to any offer or sale of Notes outside the United States to non-U.S. persons (as defined in Rule 902 under the Act).

(o)                                 During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either of the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p)                                 The Company shall pay all stamp, documentary and transfer taxes (other than federal, state or local income taxes of the Initial Purchasers) and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchasers.

(q)                                 To cause the Company and each of the Frontline Parties to use its reasonable best commercial efforts to cause the closing conditions under the Fleet Purchase Documents to occur.

6.                                       Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers represent and warrant that:

(a)                                  It is a QIB as defined in Rule 144A under the Act and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b)                                 It is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.  In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchasers to be QIBs or (B) persons reasonably believed by the Initial Purchasers to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchasers to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Final Offering Circular.

(c)                                  No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

(d)                                 The Initial Purchasers will deliver to each Subsequent Purchaser of the Notes, in connection with their original distribution of the Notes, a copy of the Final Offering Circular, as amended and supplemented at the date of such delivery.

(e)                                  Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers hereunder, counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained herein, and each Initial Purchaser hereby consents to such reliance.

7.                                       Conditions.  The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a)                                  All the representations and warranties contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the Closing Date.  On or prior to the Closing Date, the Company and each other party to the Offering Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Offering Documents.

(b)                                 No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Offering Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company or Frontline after reasonable inquiry, be pending or contemplated as of the Closing Date.

(c)                                  No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents.  No Proceeding shall be pending or, to the knowledge of the Company or Frontline after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d)                                 Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

(e)                                  The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f)                                    On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization.  No such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)                                 The Initial Purchasers shall have received on the Closing Date:

(i)                                     certificates dated the Closing Date, signed by (1) a Chairman, Chief Executive Officer, President or any Vice President, or where appropriate, a Director and (2) the principal financial or accounting officer of the Company and Frontline, or where appropriate, a Director on behalf of the Company and Frontline, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company and Frontline have complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known to the Company nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Company nor Frontline has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, entered into any transactions not in the ordinary course of business that would have a Material Adverse Effect, and there has not been any change in the capital stock or long-term indebtedness of the

Company or any of the Subsidiaries that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently) by a Government Authority with applicable jurisdiction;

(ii)                                  a certificate, dated the Closing Date, executed by the Secretary or where appropriate, a Director of the Company and Frontline, certifying such matters as the Initial Purchasers may reasonably request;

(iii)                               the opinions, dated the Closing Date, of Seward & Kissel LLP, counsel to the Company with respect to New York law and Liberian law matters, Mello, Jones & Martin, special counsel to the Company with respect to Bermuda law matters, and each of the following local counsels: Graham Thompson & Co. regarding Bahamian law matters, Galindo, Arias & Lopez regarding Panamanian law matters, Cains, for Isle of Man law matters’ Mishcon de Reya, regarding English law matters, and Tan Rajah & Cheah, regarding Singaporean law matters, each in form and substance reasonably satisfactory to the Initial Purchasers and covering such matters as are addressed on Exhibit A;

(iv)                              an opinion, dated the Closing Date, of Vinson & Elkins L.L.P., counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(h)                                 The Initial Purchasers shall have received from PricewaterhouseCoopers DA, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to the predecessor combined carve-out financial statements and certain financial information contained in the Final Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that PricewaterhouseCoopers DA reaffirms the statements made in its letter furnished pursuant to clause (A).

(i)                                     Each of the Offering Documents and Fleet Purchase Agreement shall have been executed and delivered by all parties thereto, as applicable, and the Initial Purchasers shall have received a fully executed original of each such Offering Document and a copy of the fully executed Fleet Purchase Agreement.

(j)                                     The Initial Purchasers shall have received copies in form and substance reasonably satisfactory to it of all opinions, certificates, letters and other documents delivered or required to be delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(k)                                  The terms of each Offering Document and each Fleet Purchase Document shall conform in all material respects to the description thereof in the Offering Circular.

8.                                       Indemnification and Contribution.

(a)                                  The Company and Frontline, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls either of the Initial

Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchasers or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)                                     any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto; or

(ii)                                  the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse promptly upon demand, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and Frontline will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)                                 Each Initial Purchaser, severally and not jointly shall indemnify and hold harmless the Company and Frontline, its directors, officers and each person, if any, who controls the Company or Frontline within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, Frontline, or any of their respective directors, officers or controlling persons may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company, Frontline, or their respective agents by or on behalf of that Initial Purchaser for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly upon demand, any legal or other expenses incurred by the Company, Frontline, or any of their respective directors, officers or controlling persons in connection with any such loss, claim, damage, liability or action in respect thereof.

This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)                                  As promptly as reasonably practical after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest under applicable standards of professional responsibility, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)                                 No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)                                  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)                                    The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e).  Notwithstanding any other provision of this Section 8, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9.                                       Termination.  The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a)                                  since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchasers’ reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

(b)                                 the failure of the Company or Frontline, as applicable, to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c)                                  any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchasers’ judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Notes;

(d)                                 the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or Nasdaq National Market;

(e)                                  the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the business, prospects, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole;

(f)                                    any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(g)                                 the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by United States Federal or New York State authorities after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchasers’ opinion could reasonably be expected to have a Material Adverse Effect on the financial markets in the United States.

10.                                 Survival of Representations and Indemnities.  The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and Frontline set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

11.                                 Default by the Initial Purchasers.  If an Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Company.  Nothing herein shall relieve such Initial Purchaser from liability for its default.

12.                                 Information Supplied by the Initial Purchasers.  The statements set forth on the cover page with respect to price and in the first and second sentences of the third paragraph, the fourth paragraph, the first and second sentences of the sixth paragraph and the seventh paragraph under the heading “Plan of Distribution” in the Offering Circular (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 4(a) and 8 hereof.

13.                                 Miscellaneous.

(a)                                  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or Frontline, to: Ship Finance International Limited, Par La Ville Road, Hamilton, Bermuda HM 08, Attention: Tom Jebsen, with a copy to Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, Attention:  Gary J. Wolfe, Esq.; and (ii) if to the Initial Purchasers, to: Jefferies & Company, Inc., 909 Fannin Street, Suite 3100, Houston, Texas 77002, Attention: John Sinders, with a copy to: Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas, 77002, Attention: T. Mark Kelly, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b)                                 This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, Frontline, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

(c)                                  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

The Company and Frontline hereby (a) submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company and Frontline have irrevocably appointed Seward & Kissell LLP as their Authorized Agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any state or federal court in the State of New York by the Initial Purchasers or by any person who controls either of the Initial Purchasers, and the Company and Frontline each expressly consent to the personal jurisdiction of any such court in respect of any such suit, action or proceeding, and to the fullest extent permitted by applicable law waive any other requirements of or objections to personal jurisdiction with respect thereto.  The Company and Frontline each represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Company and Frontline each agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company or Frontline shall be deemed, in every respect, effective service of process upon the Company or Frontline for purposes of any such suit, action or proceeding instituted in any state or federal court in the State of New York.

(d)                                 This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(e)                                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)                                    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)                                 This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

SCHEDULE I

Initial Purchaser	Principal Amount of Notes

Jefferies & Company, Inc.	$435,000,000

Citigroup Global Markets Inc.	$145,000,000

Total	$580,000,000

EXHIBIT A

COMPANY COUNSEL OPINION

Counsel for the Company shall have furnished to the Initial Purchasers its written opinion addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers to the effect that:

1.                                       Each of the Company and the Frontline Parties has been duly organized, is validly existing and, except with respect to the Subsidiaries that are organized under the laws of Singapore, which jurisdiction does not have the legal concept of good standing, in good standing under the laws of its jurisdiction of organization.

2.                                       Each of the Company and the Frontline Parties has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets and have all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the other Offering Documents and the Fleet Purchase Documents, to which it is a party, and to consummate the transactions contemplated thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and to issue and deliver the Guarantees as contemplated thereby.

3.                                       Each of the Company and the Frontline Parties is duly qualified or licensed to do business and is in good standing as a foreign entity, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

4.                                       All of the outstanding shares of capital stock of, or other equity interest in, each of the Company, the Subsidiaries, Frontline Management and the Charterer have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any statutory preemptive or similar statutory rights.  All of the outstanding shares of capital stock of, or other equity interest in, each Subsidiary are owned of record, directly or indirectly, by Frontline and are free and clear of all Liens, other than Permitted Liens or those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions and directors’ qualifying shares.

5.                                       Except as set forth in the Final Offering Circular, no holder of securities of the Company or any of the Subsidiaries is entitled to have such securities registered under a registration statement filed by the Company and the Subsidiaries pursuant to the Registration Rights Agreement.

6.                                       The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and Frontline.

7.                                       The Registration Rights Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement, when executed and delivered by each other party thereto, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

8.                                       The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.  No qualification of the Indenture under the TIA is required in connection with the offer, sale and delivery of the Notes to the Initial Purchasers or in connection with the resale of the Notes by the Initial Purchasers, each as contemplated by the Purchase Agreement.

9.                                       The Notes are in the form contemplated by the Indenture. The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to the Purchase Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture (assuming the due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will be the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

10.                                 The Guarantees and the related supplements to the Indenture have been duly and validly authorized by each of the Subsidiaries and, when executed by each Subsidiary, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of each of the Subsidiaries, entitled to the benefits of the Indenture, and enforceable against each of the Subsidiaries in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

11.                                 The Exchange Notes have been duly and validly authorized by the Company, and when executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authentication and delivery of the Exchange Notes by the Trustee in accordance with the Indenture), will be the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to

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creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

12.                                 The Escrow Agreement has been duly and validly authorized by the Company and Frontline.  The Escrow Agreement, when executed and delivered by each of the Company and Frontline, will constitute a legal, valid and binding obligation of each of the Company and Frontline, enforceable against each of the Company and Frontline in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

13.                                 The Fleet Purchase Agreement has been duly and validly authorized by the Company and Frontline, has been executed and delivered by each of the Company and Frontline, constitutes a legal, valid and binding obligation of each of the Company and Frontline, enforceable against each of the Company and Frontline in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

14.                                 When executed and delivered, the Offering Documents and the Fleet Purchase Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

15.                                 To our knowledge, except as disclosed in the Final Offering Circular, there are no Proceedings pending or threatened, that either (i) seek to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Offering Documents or Fleet Purchase Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect.

16.                                 No consent, approval, authorization or order of any federal, state, local and other governmental authority, governmental or regulatory agency or court or arbitrator of the United States of America, the State of New York, Bermuda, the Commonwealth of the Bahamas, the Isle of Man, the Republic of Liberia, the Republic of Panama or Singapore is required for the issuance and sale by the Company and the Subsidiaries of the Notes and the Guarantees, respectively, to the Initial Purchasers or the execution, delivery or performance by the Company or any of the Frontline Parties of any Offering Document or any of the other transactions contemplated by the Purchase Agreement, except such as have been obtained and such as will be obtained under the Act and the TIA and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers.

17.                                 No consent, approval, authorization or order of federal, state, local and other governmental authority, governmental or regulatory agency or court or arbitrator of the United States of America, the State of New York, Bermuda, the Commonwealth of the Bahamas, the Isle of Man, the Republic of Liberia, the Republic of Panama or Singapore is required for the execution, delivery or performance by any of the Company or any of the Frontline Parties of any Fleet Purchase

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Document, except such as have been obtained and such as have been noted in a schedule to the Fleet Purchase Agreement.

18.                                 Assuming the (a) accuracy of the representations and warranties and the performance of the agreements of the Company and Frontline and of the Initial Purchasers contained in the Purchase Agreement, (b) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Documents, and (c) the accuracy of the representations and warranties made in accordance with the Offering Documents by Subsequent Purchasers to whom the Initial Purchasers initially resell the Notes, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the resale of the Notes by the Initial Purchasers as contemplated by the Purchase Agreement to register the Notes under the Act or to qualify the Indenture under the TIA.

19.                                 Neither the execution, delivery or performance by the Company or any of the Frontline Parties of the Offering Documents to which it is a party or will become a party nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Company or any of the Frontline Parties (except pursuant to the Offering Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement known to us, or (iii) any Applicable Law of the United States of America, the State of New York, Bermuda, the Commonwealth of the Bahamas, the Isle of Man, the Republic of Liberia, the Republic of Panama or Singapore, except for conflicts, breaches, violations or defaults, consent requirements, Lien impositions or acceleration of indebtedness that could not result in a Material Adverse Effect.

20.                                 Neither the execution, delivery or performance by the Company or any of the Frontline Parties of the Fleet Purchase Documents to which it is a party or will become a party nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Company or any of the Frontline Parties (except pursuant to the Fleet Purchase Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement known to us, or (iii) any Applicable Law of the United States of America, the State of New York, Bermuda, the Commonwealth of the Bahamas, the Isle of Man, the Republic of Liberia, the Republic of Panama or Singapore, except for conflicts, breaches, violations or defaults, consent requirements, Lien impositions or acceleration of indebtedness that could not result in a Material Adverse Effect.

21.                                 Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Final Offering Circular, none of them will be (i) an “investment company,” (ii) a company “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended.

22.                                 The information contained in the Offering Circular under the sections entitled “Information About The Enforceability of Foreign Judgments and Effect of Foreign Law,” and “Business – Environmental Regulation” are true and correct in all material respects.

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23.                                 The statements made in the Offering Circular under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein.

24.                                 To ensure the legality, validity or enforceability of each of the Offering Documents in the Bermuda, it is not necessary that any such Offering Document be submitted to, filed or recorded with any court or other authority in any such jurisdiction, or that any stamp or similar tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

25.                                 The choice of the law of the State of New York to govern the Offering Documents as to which any of the Company and the Frontline Parties are or will be parties is valid under the laws of the applicable jurisdiction, and under the laws of the applicable jurisdiction and under current practice of the courts of such jurisdiction, the Initial Purchasers or the Trustee would be permitted to commence proceedings against the Company and the Frontline Parties in courts of competent jurisdiction in such jurisdiction based upon the Offering Documents, and such courts would accept jurisdiction over any such action or proceeding and would given effect to the choice of New York law as the proper law of such agreements, subject to the limitation that the law of the State of New York would not be applied to the extent that it will be contrary to public policy in such jurisdiction.  The Company and the Frontline Parties are not entitled to immunity from suit, execution, attachment or other legal process in the applicable jurisdiction.

26.                                 The waiver of immunities, the submission to the jurisdiction of the New York State and Federal courts sitting in the County of New York, and the appointment of the process agent contained in the Offering Documents are irrevocably binding on the Company and the Frontline Parties and are effective.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with certain officers and representatives of the Company and the Frontline Parties, counsel to the Initial Purchasers, representatives of the independent public accountants of the Company and the Frontline Parties and representatives of the Initial Purchasers at which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing on and does not assume any  responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as stated above), on the basis of the foregoing, no facts have come to the attention of such counsel that have caused it to believe that the Offering Circular, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need make no comment as to the financial statements and the notes thereto and the auditors’ report thereon, or as to any other financial information (including any forward-looking financial information) or statistical information, included in the Offering Circular or omitted therefrom.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Frontline Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that

6

all signatures on all documents examined by them are genuine, and (C) make such additional limitations, qualifications and exceptions as are commonly given in transactions of this nature.

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Please confirm that the foregoing correctly sets forth the agreement between the Company, Frontline and the Initial Purchasers.

Very truly yours,

SHIP FINANCE INTERNATIONAL LIMITED

		By:	/s/ [ILLEGIBLE]
Name:
Title:

FRONTLINE LTD.

		By:	/s/ [ILLEGIBLE]
Name:
Title:

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Please confirm that the foregoing correctly sets forth the agreement between the Company, Frontline and the Initial Purchasers.

Very truly yours,

SHIP FINANCE INTERNATIONAL LIMITED

By:
Name:
Title:

FRONTLINE LTD.

By:
Name:
Title:

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Rhodes
Name: Mark Rhodes
Title: Senior Vice President & Counsel